Exhibit 32.1


                          CHIEF EXECUTIVE OFFICER AND
                          CHIEF FINANCIAL OFFICER
                          PURSUANT TO 18 U.S.C. SECTION 1350

      In connection with the accompanying Quarterly Report on Form 10-Q of Big Time Acquisition,Inc. for the quarter ended May 28,2012
      I, Scot A. Scheer, Chief Executive Officer(Principal Executive Officer)and Principal Financial and Accounting Officer of Big Time Acquisition,Inc. hereby certify as of the date hereof pursuant to Title 18 U.S.C., Chapter 63, Section 1350, as adopted pursuant to
      Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

           1. Such Quarterly Report on Form 10-Q for the quarter ended May 28,2012 fully complies with the requirements of section 13(a) or 15(d)as applicable of the Securities Exchange Act of 1934; and

           2. The information contained in such Quarterly Report on Form 10-Q for the quarter ended May 28,2012 fairly represents in all material respects, the financial condition and results of operations of Big Time Acquisition, Inc.

     Dated:  July 17,2012



     Big Time Acquisition, Inc.

     By: /s/ Scot A. Scheer
        ----------------------------
        Chief Executive Officer
       (Principal Executive Officer
        and Principal Financial and
        Accounting Officer)